EXHIBIT 7(K)
                                                                 EXECUTION COPY


                          REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF DECEMBER 28, 2001

                                      AMONG

                           MOORE CORPORATION LIMITED,

                     THE GSC INVESTORS LISTED IN SCHEDULE A

                                       AND

                        CHANCERY LANE/GSC INVESTORS, L.P.



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                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") dated as of December 28, 2001 among Moore Corporation Limited, a corporation organized under the laws of Ontario ("MOORE"), the persons listed in SCHEDULE A attached hereto (collectively, the "GSC INVESTORS") and CHANCERY LANE/GSC INVESTORS, L.P., a Delaware limited partnership ("CLGI" and, together with the GSC Investors, the "Investors"). Capitalized terms used herein but not defined when used shall have the meanings ascribed to such terms in Section 1.

                                   WITNESSETH

     WHEREAS, Moore and CLGI entered into a Debenture Purchase Agreement dated as of December 12, 2000 (the "DEBENTURE PURCHASE AGREEMENT");

     WHEREAS, pursuant to the Debenture Purchase Agreement, on December 21, 2000, CLGI acquired from Moore 8.70% Subordinated Convertible Debentures in the original aggregate principal amount of $70,500,000 (the "DEBENTURES") that are presently convertible into an aggregate of 21,692,307 Common Shares (the "CONVERSION SHARES");

     WHEREAS, as contemplated under the Debenture Purchase Agreement, Moore and CLGI entered into a Registration Rights Agreement dated as of December 21, 2000 (the "EXISTING REGISTRATION RIGHTS AGREEMENT") covering the Conversion Shares and certain related shares (the "EXISTING REGISTRABLE SECURITIES");

     WHEREAS, concurrently with the execution and delivery of this Agreement, Moore and CLGI are entering into that certain Conversion Inducement Agreement (the "CONVERSION INDUCEMENT AGREEMENT");

     WHEREAS, pursuant to the Conversion Inducement Agreement (i) the Debentures have been converted in accordance with their terms and (ii) Moore has caused Moore Holdings U.S.A. Inc., a Delaware corporation and wholly-owned subsidiary of Moore ("SUBCO"), to issue to CLGI 1,650,000 shares of Subco's preferred stock, no par value (the "SUBCO PREFERRED SHARES")

     WHEREAS, pursuant to the Transfer Agreement of even date herewith between Moore and the GSC Investors, the GSC Investors have transferred the Subco Preferred Shares (which were distributed by CLGI to the GSC Investors) to Moore in exchange for 1,650,000 Common Shares (the "INITIAL SHARES") and Moore's covenant and agreement to deliver certain additional consideration which may, at the election of Moore, be in the form of additional Common Shares issued to the GSC Investors in certain circumstances on December 31, 2002 and 2003, respectively (collectively, the "ADDITIONAL SHARES"); and

     WHEREAS, in addition to the registration rights set forth under the Existing Registration Rights Agreement, Moore is providing the registration rights set forth in this Agreement.

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     NOW THEREFORE,  in  consideration  of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree to as follows:

1. DEFINITIONS.


     As used in this Agreement, the following capitalized terms shall have the following meanings:

     "ADDITIONAL SHARES" shall have the meaning set forth in the Recitals.

     "AFFILIATE" shall have the meaning set forth in Rule 405 of the Securities Act.

     "BOARD" shall have the meaning set forth in Section 2(b) hereof.

     "CANADIAN FILING" shall mean either a Demand Filing to obtain a receipt for a Canadian Prospectus in Canada pursuant to Section 2(a) of this Agreement or a Proposed Filing by Moore to file a Canadian Prospectus under Canadian Securities Laws pursuant to Section 3(a) of this Agreement.

     "CANADIAN PROSPECTUS" shall mean the prospectus (including, without limitation and unless otherwise specified, any preliminary prospectus, any preliminary shelf prospectus, any final prospectus, any final shelf prospectus and any prospectus that discloses information previously omitted from a prospectus) filed under Canadian Securities Laws with Canadian Regulatory
Authorities, as amended or supplemented by any prospectus supplement or amendment with respect to the terms of the offering of any portion of such prospectus and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by Moore under the Canadian Securities Laws and incorporated by reference therein.

     "CANADIAN REGULATORY AUTHORITIES" shall mean, collectively, the securities regulatory authority in each of the Canadian provinces.

     "CANADIAN SECURITIES LAWS" shall mean the securities laws, regulations, policies and rules in effect in all of the Canadian provinces, as the same may be amended from time to time.

     "CLGI" shall have the meaning set forth in the Recitals.

     "COMMON SHARES" shall mean the shares of common stock, no par value, of Moore.

     "CONVERSION INDUCEMENT AGREEMENT" shall have the meaning set forth in the Recitals.

     "CONVERSION SHARES" shall have the meaning set forth in the Recitals.

     "DEBENTURE PURCHASE AGREEMENT" shall have the meaning set forth in the Recitals.

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

     "DEBENTURES" shall have the meaning set forth in the Recitals.

     "DEMAND FILING" shall have the meaning set forth in Section 2(a) hereof.

     "DEMAND FILING STATEMENT" shall have the meaning set forth in Section 2(a) hereof.

     "EFFECTIVENESS PERIOD" shall have the meaning set forth in Section 2(c) hereof.

     "EFFECTIVE TIME" shall mean (i) in the case of a U.S. Filing, the date on which the SEC declares a Registration Statement effective or on which such Registration Statement otherwise becomes effective or (ii) in the case of a Canadian Filing, the date on which the last of the receipts for a final Canadian Prospectus has been obtained from the Canadian Regulatory Authorities.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXISTING REGISTRABLE SECURITIES" shall have the meaning set forth in the Recitals.

     "EXISTING REGISTRATION RIGHTS AGREEMENT" shall have the meaning set forth in the Recitals.

     "GSC INVESTORS" shall have the meaning set forth in the Preamble.

     "INDEMNIFIED PERSON" shall have the meaning set forth in Section 6(a) hereof.

     "INITIAL SHARES" shall have the meaning set forth in the Recitals.

     "INVESTORS" shall have the meaning set forth in the Preamble.

     "MOORE" shall have the meaning set forth in the Preamble.

     "NASD RULES" shall mean the Rules of the National Association of Securities Dealers, Inc., as amended from time to time.

     "PERSON" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "PIGGYBACK FILING" shall have the meaning set forth in Section 3(a) hereof.

     "PROPOSED FILING" shall have the meaning set forth in Section 3(a) hereof.

     "PROSPECTUS" shall mean either a U.S. Prospectus or a Canadian Prospectus.

     "QUALIFICATION" shall mean, in the context of Canadian Securities Laws, the qualification of trades in Subject Shares pursuant to a final prospectus filed with, and in respect of which a




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receipt  or  receipts  have  been  issued  in  respect  of such  prospectus  by, applicable Canadian Regulatory Authorities.

     "QUALIFIED", in respect of Subject Shares, shall mean the qualification of such securities.


     "REGISTRATION EXPENSES" shall have the meaning set forth in Section 5(a) hereof.

     "REGISTRATION STATEMENT" shall mean any registration statement of Moore which covers Subject Securities pursuant to the provisions of this Agreement, including the U.S. Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

     "RESTRICTED SECURITY" shall mean any security unless and until:

     (i) a registration statement with respect to the sale of such security shall have been declared effective under the Securities Act and such security shall have been disposed of in accordance with such registration statement,

     (ii) a receipt or receipts for a final Canadian Prospectus with respect to the sale of such security shall have been obtained from all applicable Canadian Regulatory Authorities in accordance with Canadian Securities Laws and such security shall have been disposed of in accordance with such prospectus,

    (iii) it is distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or

     (iv) such security shall have been otherwise transferred pursuant to an applicable exemption under the Securities Act or Canadian Securities Laws, new certificates for such security not bearing a legend restricting further transfer shall have been delivered by Moore and such security shall be freely transferable to the public without either (a) registration under the Securities Act or (b) qualification under Canadian Securities Laws.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SEC" shall mean the Securities and Exchange Commission.

     "SHELF REGISTRATION" shall have the meaning set forth in Section 2(a) hereof.

     "SUBCO PREFERRED SHARES" shall have the meaning set forth in the Recitals.

     "SUBJECT SECURITIES" shall mean the Conversion Shares, the Initial Shares and any Additional Shares issued to the GSC Investors, CLGI or any direct or indirect permitted transferee or distributee of such Persons from time to time, including, without limitation, any



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


current or former partner of CLGI (or, in the case of any current or former partner of CLGI that is itself a partnership, any partner of that partnership), and any securities issued in respect of or in exchange for such shares or other Subject Securities; PROVIDED, that a security ceases to be a Subject Security when it is no longer a Restricted Security.

     "UNDERWRITTEN", "UNDERWRITTEN REGISTRATION", "UNDERWRITTEN OFFERING" or "UNDERWRITTEN REGISTERED OFFERING" shall mean a registration in which securities of Moore are sold to an underwriter for re-offering to the public pursuant to an effective Registration Statement and/or a final Canadian Prospectus for which a receipt or receipts have been obtained from the applicable Canadian Regulatory Authorities.

     "UNDERWRITTEN TAKEDOWN REQUEST" shall have the meaning set forth in Section 2(a) hereof.

     "U.S. FILING" shall mean either a Demand Filing to file a registration statement in the United States pursuant to Section 2(a) of this Agreement or a Proposed Filing by Moore to file a registration statement under the Securities Act pursuant to Section 3(a) of this Agreement.

     "U.S. PROSPECTUS" shall mean the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities
Act) included in a Registration Statement, as amended or supplemented by any prospectus supplement or amendment with respect to the terms of the offering of any portion of the Subject Securities covered by such Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by Moore under the Exchange Act and incorporated by reference therein.

2. DEMAND FILINGS.


     (a) NOTICE. In addition to any registration rights they may have as set forth under the Existing Registration Rights Agreement, the GSC Investors may at any time after the date hereof, but on not more than one occasion, make a written request to Moore that Moore at the GSC Investors' option (i) file a registration statement in the United States registering for offer and sale all or a part of its Subject Securities in the United States of America, including a shelf registration pursuant to Rule 415 under the Securities Act (a "SHELF REGISTRATION") if Moore is eligible to use such a registration or (ii) obtain a receipt or receipts for a preliminary Canadian Prospectus in Canada from the applicable Canadian Regulatory Authorities, including a shelf prospectus pursuant to National Instrument 44-102 (a "CANADIAN SHELF") if Moore is eligible to use a Canadian Shelf qualifying the offer and sale of all or part of its Subject Securities in Canada, (in either case, a "DEMAND FILING STATEMENT"), or, if requested in good faith by the GSC Investors, in both jurisdictions, having an aggregate public market offering price of not less than U.S.$20 million (or the Canadian dollar equivalent thereof at such time based on the average of the closing market prices for the ten-day trading period prior to the date of the request) in each case. By way of clarification; the parties hereto intend that if a Shelf Registration and/or a



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Canadian Shelf is requested under this Section 2(a) or under Section 2(a) of the
Existing Registration Rights Agreement, so long as such Shelf Registration or Canadian Shelf shall remain effective in accordance with this Agreement or the Existing Registration Rights Agreement, as the case may be, then the right to request one registration under this Section 2(a) and the right to request any registration under Section 2(a) of the Existing Registration Rights Agreement shall be deemed to entitle the parties requesting such registration to request Moore to effect an underwritten, widely-distributed "takedown" of such Shelf Registration or Canadian Shelf once pursuant to this Section 2(a) and twice pursuant to Section 2(a) of the Existing Registration Rights Agreement (an "UNDERWRITTEN TAKEDOWN REQUEST"). In addition, the parties requesting such registration also shall be entitled to request Moore to effect an unlimited number of block trades (whether or not underwritten) and an unlimited number of non-underwritten takedowns of such Shelf Registration. In any such case, (i) such registration must be made with the SEC under and in accordance with provisions of the Securities Act, and (ii) such receipt or receipts must be
obtained  from  all  of  the  applicable  Canadian  Regulatory   Authorities  in
accordance with Canadian Securities Laws (in either case, a "DEMAND FILING"). All requests made pursuant to this paragraph will specify the proposed aggregate number of the Subject Securities to be registered or qualified and will also specify the intended methods of disposition thereof.

     (b) RESTRICTIONS. Each Demand Filing Statement shall be filed as soon as possible but in no event later than 60 days (subject to the last sentence of this Section 2(b)) after the date the GSC Investors make the written request for registration and/or qualification under the preceding paragraph. The GSC Investors shall not be permitted to make the written request for registration and/or qualification under the preceding paragraph, or an Underwritten Takedown Request, more than once in any six-month period and no sooner than six months after the completion of any prior demand offering. Without limiting Moore's obligation to effect any Demand Filing or Underwritten Takedown Request pursuant to this Section 2 and to pay for any and all Registration Expenses associated therewith (as provided in Section 5 hereof), a registration and/or qualification or Underwritten Takedown Request requested pursuant to this Section 2 shall not be counted as a Demand Filing Statement for purposes of the first sentence of
Section 2(a) if the GSC Investors have not been able to sell at least 50% of the Subject Securities requested to be included in such registration and/or qualification or Underwritten Takedown Request. In addition, a Demand Filing Statement shall not be deemed to have been effected (i) unless a registration statement with respect thereto has been declared effective by the SEC and remains effective in compliance with the provisions of the Securities Act or unless a receipt or receipts for a final Canadian Prospectus with respect thereto has been issued by all applicable Canadian Regulatory Authorities and such prospectus remains in compliance with Canadian Securities Laws until the earlier of (x) such time as all of the Subject Securities covered thereby have been disposed of in accordance with such registration statement and/or prospectus and (y) in the case of any Shelf Registration, 2 years (subject to extension at the request of the GSC Investors if all of the Subject Securities covered thereby have not been disposed of in accordance with such Shelf Registration) after the date on which the staff of the SEC has indicated that it is satisfied with the registration statement and all responses to its comments and that it is prepared upon the proper filing of a pricing amendment to declare the registration statement effective, or in the case of a Canadian Shelf, 2 years after the date on which a receipt or receipts for a final Canadian Shelf have been issued by the applicable Canadian Regulatory Authorities, (ii) if, after the registration statement with respect thereto has become effective, or




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a receipt or receipts for such prospectus have been issued, such registration or prospectus is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental or regulatory agency including a Canadian regulatory authority or court for any reason other than a violation of applicable law by the GSC Investors and has not thereafter become effective or
(iii) if, in the case of an underwritten offering, the conditions to closing specified in the underwriting agreement to which Moore is a party are not satisfied, other than by reason of any breach or failure by the GSC Investors or any other holder; PROVIDED, that if such demand occurs during a Black Out Period (as defined below) or other period (not to exceed 90 days) during which Moore is prohibited or restricted from filing a registration statement or a Canadian Prospectus pursuant to any underwriting or purchase agreement relating to an underwritten Rule 144A offering or registered or qualified public offering of securities in which the GSC Investors were offered piggy-back rights pursuant to
Section 3 (a "LOCK UP PERIOD"), Moore shall notify the GSC Investors of the basis therefore and shall not be required to notify the holders of any Subject Securities of such demand or file such Registration Statement or Canadian Prospectus prior to the end of the Black Out Period or Lock Up Period, as the case may be, in which event, Moore will file such Registration Statement or Canadian Prospectus no later than the later of (a) 120 days after the original demand and (B) 60 days after the end of the Black Out Period or Lock Up Period, as the case may be; and PROVIDED, FURTHER, that Moore may postpone the filing of any Registration Statement and/or Canadian Prospectus (and, in the case of a
Pending  Event  Suspension  Period  only,   suspend  the  effectiveness  of  any
registration or qualification, suspend the use of any Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference (other than an effective Registration Statement or Canadian Prospectus being used in an underwritten offering)) (I) for a period not to exceed an aggregate of 75 days hereunder (a "PENDING EVENT SUSPENSION PERIOD") in the event that (1) an event or circumstance occurs and is continuing that has not been publicly disclosed and, if not disclosed in the Registration Statement, any related Prospectus or any document incorporated therein by reference as then amended or supplemented would, in the good faith reasonable judgment of the Board of Directors of Moore (the "BOARD"), result in the Registration Statement, and any related Prospectus, or Canadian Prospectus or any such document containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (2) in the good faith judgment of the Board, after consultation with its outside securities counsel, Moore has a bona fide business purpose for not then disclosing the existence of such event or circumstance or (II) for a period not to exceed an aggregate of 120 days hereunder, in the event that Moore, for its own account or the account of others, has pending or is currently engaged in the process of and proposes to register Common Shares for sale in an underwritten public offering on Form S-1, S-2 or S-3, their successor forms or any other form under the Securities Act appropriate for a public offering of such securities of Moore (other than a registration on Form S-8), or in an underwritten public offering pursuant to a Canadian Prospectus, in each case in an offering in which the GSC Investors have been or will be offered piggy-back rights pursuant to Section 3 (a


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"PENDING  REGISTRATION  SUSPENSION  PERIOD") and,  together with a Pending Event
Suspension Period, a "BLACK OUT PERIOD"); PROVIDED, FURTHER, that any period suspended, including the Effectiveness Period, shall be extended by the number of days in any Black Out Period occurring during such Period.

     (c) EFFECTIVENESS. Moore agrees to use its reasonable best efforts to cause each such Demand Filing Statement to be declared effective by (i) the SEC and/or
(ii) the applicable Canadian Regulatory Authorities, as the case may be, as promptly as is practicable and in any event within 60 calendar days after filing, and to keep it continuously effective for a period of 180 days following the dates on which each such Demand Filing Statement is declared effective and 60 calendar days following the date on which a receipt or receipts are obtained therefor from the applicable Canadian Regulatory Authorities or until all Subject Securities included therein have been sold, if earlier and, in the case of a Shelf Registration or a Canadian Shelf, for the periods referred to in clause (i)(y) of the last sentence of Section 2(b) (in either case, the "EFFECTIVENESS PERIOD").

     (d) PRIORITY OF SECURITIES IN DEMAND FILINGS. In connection with any underwritten Demand Filing, if the managing underwriter or underwriters advise Moore in writing that, in its or their reasonable opinion, the inclusion of the number of securities proposed to be sold exceeds the number which can be sold in such offering at the requested price per share, Moore will include in such registration and/or qualification the number of securities which, in the reasonable opinion of such underwriter or underwriters, can be sold as follows:
(i) first, the Subject Securities requested to be included in such Demand Filing by the GSC Investors; (ii) second, the Subject Securities requested to be included in such Demand Filing, pro rata among the holders of Subject Securities which have requested their Subject Securities to be included therein pursuant to piggy-back registration rights; (iii) third, any Common Shares Moore proposes to sell; and (iv) fourth, other Common Shares requested to be included in such Demand Filing.

     (e) SELECTION OF UNDERWRITERS. The GSC Investors shall have the right, with respect to any Registration Statement or final Canadian Prospectus to be filed as a result of a Demand Filing, to determine whether the sale of the Subject Securities under such registration statement or prospectus shall be underwritten or not, and any managing underwriter or underwriters will be of nationally recognized standing in the applicable jurisdiction and which will be selected by the GSC Investors with the consent of Moore, which will not be unreasonably withheld or delayed.

     (f) REGISTRATION STATEMENT FORM. Moore shall select the Registration Statement form for any registration pursuant to this Section 2 provided that Moore shall use Form S-3 or F-3 or shall use a Canadian short form prospectus, in each case if eligible to do so.

3. PIGGYBACK FILING RIGHTS.

     (a) RIGHTS TO PIGGYBACK. Subject to the last sentence of this Section 3(a), if at any time after the date hereof, Moore proposes to file either (i) a registration statement under the Securities Act or (ii) a Canadian Prospectus under Canadian Securities Laws (in either case, a "PROPOSED FILING") with respect to any proposed public offering by Moore for its own account or



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



by any holders of Common Shares (or securities convertible into or exchangeable or exercisable for Common Shares) and the registration form or prospectus to be used may be used for the registration or qualification of the Subject Securities (a "PIGGYBACK FILING"), Moore will give prompt written notice to the Investors of its intention to effect such a registration or qualification, specifying if such Piggyback Filing contemplates an underwritten offering, and will use its reasonable best efforts, subject to Section 3(b) below, to include in such Piggyback Filing all Subject Securities with respect to which Moore has received written request from the Investors for inclusion therein within 15 days after receipt by the Investors of Moore's notice; PROVIDED; HOWEVER, in the case of a Piggyback Filing in the form of a Shelf Registration and/or a Canadian Shelf requested under Section 2(a) of this Agreement or under Section 2(a) of the Existing Registration Rights Agreement, the Investors shall be entitled to written notice of such Piggyback Filing and to make a written request for inclusion of all of their Subject Securities therein for the sole purposes of
(i) selling such securities thereunder in respect of an Underwritten Takedown Request pursuant to Section 2(a) of this Agreement or Section 2(a) of the Existing Registration Rights Agreement and no other takedown requests and (ii) selling such securities thereunder in block trades. Subject Securities with respect to which such requests for registration or qualification have been received will be registered or qualified by Moore and offered to the public pursuant to this Section 3 on the same terms and subject to the same conditions applicable to the registration or qualification in a Proposed Filing of Common Shares to be sold by Moore or by persons selling under such Proposed Filing. In no event shall Moore be required by any Investor requesting inclusion, pursuant to this Section 3(a), of its Subject Securities in any Piggyback Filing to reduce the number of securities proposed to be sold by Moore or alter the terms of the securities proposed to be sold by Moore in order to induce the managing underwriter or underwriters to permit Subject Securities to be included in a Proposed Filing. The GSC Investors will not be entitled to include Subject Securities pursuant to this Section 3(a) in any Registration Statement on Form S-4 or Form S-8 under the Securities Act (or any successor form or equivalent form applicable to Moore) or Canadian Prospectus pertaining to the registration or qualification by prospectus of any securities of Moore in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee benefit plans.

     (b) PRIORITY ON PIGGYBACK FILINGS. In connection with an underwritten Piggyback Filing, if the managing underwriter or underwriters advise Moore in writing that, in its or their reasonable opinion, the inclusion of the number of securities proposed to be registered or qualified exceeds the number which can be sold in such offering at the requested price per share, Moore will include in such registration or qualification the number of securities which, in the reasonable opinion of such underwriter or underwriters, can be sold as follows:
(i) first, the Common Shares Moore proposes to sell for its own account or if the registration or qualification is in response to a Demand Filing right of a Person whose registration rights exist as of the date hereof and require such a priority (including those registration rights under Section 2 of this Agreement), the securities that the Person(s) demanding such registration or qualification propose or proposes to sell to the extent of such a priority, (ii) second, to the extent that any or all Subject Securities have not been given priority under the immediately preceding clause (i) such remaining Subject Securities requested to be included in such registration or qualification and any securities requested to be included in such registration or qualification by a Person who exercises its rights to have its securities included in such registration or qualification pursuant to this Agreement pro rata among them and
(iii) third, other Common Shares requested to be included in such registration or qualification.

     (c) SELECTION OF UNDERWRITERS. If any Piggyback Filing is an underwritten offering, Moore will select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be of nationally recognized standing in the applicable jurisdictions.

     (d) EFFECTIVENESS. Moore agrees to use its reasonable best efforts to cause each such Piggyback Filing to be declared effective by the SEC and/or to have a receipt for a final Canadian Prospectus issued therefor by the applicable Canadian Regulatory Authorities, as the case may be, within 60 calendar days after filing, and to keep it continuously effective for a period of 120 days following the dates on which each such Piggyback Filing is declared effective or until all Subject Securities included therein have been sold, if earlier, and to keep it continuously effective for a period of 60 days following the dates on which each such Piggyback Filing is qualified or until all Subject Securities included therein have been sold, if earlier.

     (e) LOCK UP OF THE INVESTORS. If Moore has complied in all material respects with its obligation with respect to a Demand Filing or a Piggy-Back Filing that is a firm commitment underwritten public offering, each holder of Subject Securities, upon the written request of a managing underwriter with respect to such offering, shall agree not to sell or otherwise dispose of any Subject Securities (other than those offered in the public offering) for a period not to exceed 90 days from the consummation of the public offering; PROVIDED, HOWEVER, the foregoing shall not apply, in the case of any Demand Filing or a Piggy-Back Filing that is a firm commitment underwritten public offering that is for the account of a selling shareholder of Moore, to any holder of Subject Securities who elects not to participate in such secondary offering due to the fact that the number of Subject Securities originally requested by such holder to be included in such offering has been limited by the operation of Section 2(d) or Section 3(b), as the case may be, to an amount that is less than 50% of the total number of Subject Securities originally requested by such holder to be included in such offering.

4. REGISTRATION PROCEDURES.

     In connection with Moore's obligation to (i) in the case of U.S. Filings, file Registration Statements or (ii) in the case of Canadian filings, obtain receipts for Canadian Prospectuses, pursuant to Sections 2 or 3 hereof, Moore shall use its reasonable best efforts to effect such registration and/or obtain such a receipt or receipts for such Canadian Prospectus to permit the sale of such Subject Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto Moore shall:

     (a) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement or Canadian Prospectus, furnish to
(i), in connection with Moore's
obligations pursuant to Section 2, the GSC Investors, or (ii), in connection with Moore's obligations pursuant to Section 3, the Investors, and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review and comment of the GSC Investors and such managing underwriters and their respective counsel, making Moore's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for the GSC Investors or underwriters may reasonably request, and Moore shall not file any Registration Statement or amendment thereto or any Prospectus or any amendment or supplement thereto (including such documents incorporated by reference) to which the GSC Investors or the Investors (as the case may be) or the managing underwriters, if any, shall reasonably object on a timely basis;

     (b) other than during a Black Out Period, prepare and file with the SEC and/or Canadian Regulatory Authorities, as the case may be, (i) in the case of a U.S. Filing, such amendments and post-effective amendments to any Registration Statement, and such supplements to the U.S. Prospectus, and (ii) in the case of a Canadian Filing, such amendments or supplements to a Canadian Prospectus, in either such case, as may be reasonably requested by the GSC Investors or the Investors (as the case may be) or any underwriter of Subject Securities, or as may be required by either (A) the Securities Act or any rules or regulations promulgated thereunder or (B) Canadian Securities Laws, respectively, or otherwise necessary or advisable to keep the Registration Statement or Canadian Prospectus effective for the applicable period, and provide copies of such document to counsel to the GSC Investors or the Investors (as the case may be) and to the managing underwriters, if any;

     (c) (i) in the case of a U.S. Filing, cause the final U.S. Prospectus as supplemented to be filed pursuant to Rule 424 under the Securities Act if then required by the Securities Act and (ii) in the case of a Canadian Filing, to cause the preliminary Canadian Prospectus to be cleared and obtain a receipt or receipts for a final Canadian Prospectus under Canadian Securities Laws from the applicable Canadian Regulatory Authorities;

     (d) comply with the provisions of (i) in the case of a U.S. Filing, the Securities Act and (ii) in the case of a Canadian Filing, Canadian Securities Laws with respect to the disposition of all securities covered by such Registration Statement or Canadian Prospectus, as the case may be, during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement, supplement to the U.S. Prospectus or the Canadian Prospectus or amendments or supplements thereto;

     (e) notify promptly the GSC Investors or the Investors (as the case may be) and the managing underwriters, if any, and (if requested by any such Person) confirm such notification in writing:

               (1) when (i) in the case of a U.S. Filing, the U.S. Prospectus or any U.S. Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective and (ii) in the case of a Canadian Filing, the Canadian Prospectus or any amendment or supplement thereto has been filed and when a final receipt or receipts for the same have been obtained from the Canadian Regulatory Authorities, as the case may be,

               (2) of any request by (i) in the case of a U.S. Filing, the SEC or (ii) in the case of a Canadian Filing, the Canadian Regulatory Authorities, for amendments or supplements to either (A) the
          Registration Statement or the U.S. Prospectus or (B) the Canadian Prospectus, as the case may be, or of any request by such Person or Persons for any additional information,

               (3) in the case of a U.S. Filing, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose,

               (4) of the receipt by Moore of any notification with respect to the suspension of the qualification of the Subject Securities for sale in any jurisdiction, including the issuance of any cease-trade order with respect to any of the Subject Securities in any jurisdiction, or the initiation or threatening of any proceeding for such purposes, and

               (5) of the happening of any event or the existence of any state of facts that requires the making of any changes in either (i) in the case of a U.S. Filing, the Registration Statement or the U.S. Prospectus included therein or (ii) in the case of a Canadian Filing, the Canadian Prospectus, as the case may be, so that, as of such date, such (A) Registration Statement and U.S. Prospectus or (B) Canadian Prospectus, as the case may be, do or does not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading (which notification shall be accompanied by an instruction to the GSC Investors or the Investors (as the case may be) to suspend the use of the Prospectus until the requisite changes have been made);

     (f) (i) in the case of a U.S. Filing, use its reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the Registration Statement at the earliest possible time and (ii) in the case of a Canadian Filing, use its reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any cease-trade order with respect to the Subject Securities at the earliest possible time;

     (g) if reasonably requested by the GSC Investors or the Investors (as the case may be) or the managing underwriter, immediately incorporate in a Prospectus supplement or post-effective amendment such information as the GSC Investors or the Investors (as the case may be) and the managing underwriters agree should be included therein relating to the sale of the Subject Securities, including, without limitation, information with respect to the number of Subject Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Subject Securities to be sold in such offering, including the plan of distribution therefor; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

     (h) promptly upon receipt but reasonably prior to the filing of any document which is to be incorporated by reference into either (i) in the case of a U.S. Filing, the Registration Statement or the U.S. Prospectus (after initial filing of the Registration Statement) or (ii) in the case of a Canadian Filing, the Canadian Prospectus (after initial filing of the first preliminary Canadian Prospectus), as the case may be, (A) provide copies of such document to counsel to the GSC Investors or the Investors (as the case may be) and to the managing underwriters, if any, and (B) make Moore's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for the GSC Investors or the Investors (as the case may be) or the underwriters may reasonably request;

     (i) furnish to each GSC Investor or Investor (as the case may be) and managing underwriter, without charge, at least two signed copies of (i) in the case of a U.S. Filing, the Registration Statement and any post-effective amendment thereto, and (ii) in the case of a Canadian Filing, the Canadian
Prospectus and any amendment or supplement thereto, in either such case including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     (j) deliver to the GSC Investors or the Investors (as the case may be) and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; Moore consents (except during the continuance of any event described in Section 4(e)(5) above) to the use of the Prospectus and any amendment or supplement thereto by the GSC Investors or the Investors (as the case may be) and the underwriters, if any, in connection with the offering and sale of the Subject Securities covered by the Prospectus and any amendment or supplement thereto;

     (k) in the case of a U.S. Filing, prior to any offering of Subject Securities pursuant to any Registration Statement, (i) Moore shall register or qualify or cooperate with the GSC Investors or the Investors (as the case may be) and their counsel in connection with the registration or qualification of such Subject Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions of or within the United States of America as the GSC Investors or the Investors (as the case may be) or any underwriter reasonably requests in writing, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable the GSC Investors or the Investors (as the case may be) or the managing underwriters, if any, to complete its distribution of Subject Securities pursuant to a Registration Statement, and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of the Subject Securities covered by the Registration Statement; PROVIDED; HOWEVER, that in no event shall Moore be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this

Section 4(k), or (B) file any general consent to service of process in any such jurisdiction where it is not as of the relevant date so subject;

     (l) cooperate with the GSC Investors or the Investors (as the case may be) and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Subject Securities to be sold pursuant to the Registration Statement or the Canadian Prospectus, which certificates, if so required by any securities exchange upon which any Subject Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends and in such denominations and registered in such names as the GSC Investors or the Investors (as the case may be) or the managing underwriters may request at least two business days prior to the sale of Subject Securities pursuant to (i) in the case of a U.S. Filing, the Registration Statement, and (ii) in the case of a Canadian Filing, the Canadian Prospectus;

     (m) use its reasonable best efforts to cause the Subject Securities covered by the applicable Registration Statement or Canadian Prospectus, as the case may be to be registered with or approved by such other governmental agencies or authorities of or within the United States of America or Canada, as the case may be, as may be necessary or advisable to enable the GSC Investors or the Investors (as the case may be) or the managing underwriters, if any, to consummate the disposition of such Subject Securities;

     (n) if any fact contemplated by Section 4(e)(5) above shall exist, promptly prepare a supplement or post-effective amendment to (i) in the case of a U.S. Filing, the Registration Statement or the related U.S. Prospectus or (ii) in the case of a Canadian Filing, the Canadian Prospectus, as the case may be, or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Subject Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If Moore notifies the GSC Investors or the Investors (as the case may be) in writing of the occurrence of any event contemplated by Section 4(e)(5) above, the GSC Investors or the Investors (as the case may be) agrees, as a consequence of the inclusion of any of the GSC Investors' or the Investors' (as the case may be) Subject Securities in (A) in the case of a U.S. Filing, the Registration Statement and (B) in the case of a Canadian Filing, the Canadian Prospectus, as the case may be, forthwith upon receipt of such written notice from Moore to suspend the use of such Prospectus until the requisite changes to the Prospectus have been made;

     (o) use all reasonable best efforts to cause the Subject Securities covered by (i) in the case of a U.S. Filing, the Registration Statement and (ii) in the case of a Canadian Filing, the Canadian Prospectus, as the case may be, to be listed for quotation on, at the option of the GSC Investors or the Investors (as the case may be) or the holder of Subject Securities, (A) in the case of a U.S. Filing, the New York Stock Exchange or, if the Common Shares are not then listed on the New York Stock Exchange, such other securities exchange on which similar securities issued by Moore are then listed in the United States and (B) in the case of a Canadian Filing, The Toronto Stock Exchange, as the case may be, or any other stock exchange or trading system on which the Subject Securities primarily trade on or prior to the Effective Time of (x) the Registration Statement or (y) the Canadian Prospectus, as the case may be;

     (p) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings and a "market stand-off" or "blackout" agreement for such period (not to exceed 180 days) as may be reasonably requested by the GSC Investors or the Investors (as the case may be) and the managing underwriters, if any) and take all such other actions in connection therewith as may be reasonably requested by the GSC Investors or the Investors (as the case may be) and the managing underwriters, if any, in order to expedite or facilitate the disposition of such Subject Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the offering is an underwritten offering:

          (1) make such representations and warranties to the GSC Investors or the Investors (as the case may be) and the underwriters, if any, in form, substance and scope as are customarily made by issuers to selling shareholders and underwriters in underwritten offerings;

          (2) obtain opinions of counsel to Moore and bring-downs of such opinions (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the GSC Investors or the Investors (as the case may be) and the managing underwriters, if any) addressed to the GSC Investors or the Investors (as the case may be) and the underwriters, if any, covering: (i) in the case of an underwritten offering, the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the GSC Investors or the Investors (as the case may be) and the underwriters (it being agreed that the matters to be covered shall include, without limitation, as of the date of the opinion and as of the Effective Time of (A) in the case of a U.S. Filing, the Registration Statement or most recent post-effective amendment thereto and (B) in the case of a Canadian Filing, the Canadian Prospectus or most recent amendment thereto, as the case may be, a statement as to the absence from (x) in the case of a U.S. Filing, the Registration Statement and the U.S. Prospectus and (y) in the case of a Canadian Filing, the Canadian Prospectus, in either such case including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein not misleading), and
     (ii) in the case of offerings not involving an underwriter, the matters customarily covered in opinions requested in the type of offering involved, and, in the case of (i) and (ii), stating that (I) in the case of a U.S. Filing, the Registration Statement or (II) in the case of a U.S. Filing, the Canadian Prospectus complies, as to form, with the requirements of the Securities Act and the Canadian Securities Laws, as the case may be;

          (3) obtain "cold comfort" letters and updates thereof from the independent public accountants of Moore (and, if necessary, from the independent public accountants of any Subsidiary of Moore or of any business acquired by Moore for which financial statements and financial data are, or are required to be, included in (i) in the case of a U.S. Filing, the Registration Statement and (ii) in the case of a Canadian Filing, the Canadian Prospectus) addressed to the GSC Investors or the Investors (as the case may be) and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with underwritten offerings;

          (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification and contribution provisions and procedures of Section 6 hereof with respect to all parties to be indemnified pursuant to Section 6 hereof; and

          (5) Moore shall deliver such documents and certificates as may be reasonably requested by the GSC Investors or the Investors (as the case may be) and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 4(p)(1) above and to evidence compliance with any conditions contained in the underwriting agreement and/or other agreement or agreements entered into by Moore.

The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

     (q) make available for inspection by the GSC Investors or the Investors (as the case may be) and any underwriter participating in any disposition pursuant to such (i) in the case of a U.S. Filing, Registration Statement and (ii) in the case of a Canadian Filing, Canadian Prospectus, and any attorney and/or accountant retained by the GSC Investors or the Investors (as the case may be) or such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Moore and its Subsidiaries, cause the officers, directors, agents and employees of Moore and its Subsidiaries to supply all information in each case reasonably requested by the GSC Investors or the Investors (as the case may be) or any such underwriter, attorney or accountant in connection with such (A) in the case of a U.S. Filing, Registration Statement and (B) in the case of a Canadian Filing, Canadian Prospectus, provide the GSC Investors or the Investors (as the case may be) and any such underwriter, attorney or accountant with opportunities to discuss the business of Moore and its Subsidiaries with Moore's officers and provide the GSC Investors or the Investors (as the case may be) and any such underwriter, attorney or accountant with opportunities to discuss the business of Moore and its Subsidiaries with the independent public accountants who have certified Moore's most recent annual financial statements in each case, as is customary for similar due diligence investigations; PROVIDED, that any records, information or documents that are designated in writing by Moore, in good faith, as confidential shall be kept confidential by such Persons unless disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and PROVIDED; FURTHER, that, if the foregoing inspection and information gathering would otherwise disrupt Moore's conduct of its business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the GSC Investors or the Investors (as the case may be) and the other parties entitled thereto by one counsel designated by and on behalf of the GSC Investors or the Investors (as the case may be) and other parties;

     (r) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of (i) in the case of a U.S. Filing, the SEC and (ii) in the case of a Canadian Filing, the applicable Canadian Regulatory Authorities, as the case may be, and, in the case of a U.S. Filing only, make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of Moore and its Subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder (including, at the option of Moore, Rule 158);

     (s) in the case of a U.S. Filing, in the event that any broker-dealer registered under the Exchange Act shall be an "affiliate" (as defined in Rule 2720(b)(1) of the NASD Rules (or any successor provision thereto) of Moore or has a "conflict of interest" (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Subject Securities covered by a Registration Statement, whether as a holder of such Subject Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, Moore shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (i) engaging a "qualified independent underwriter" (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto) to participate in the preparation of the registration statement or prospectus relating to such Subject Securities, to exercise usual standards of due diligence in respect thereto and to recommend the public offering price of such Subject Securities, (ii) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof, and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules;

     (t) use its reasonable best efforts to assist the GSC Investors or the Investors (as the case may be) and the underwriters, if any, in marketing the Subject Securities, including causing its executive officers to participate in such "road show" presentations and conference calls as may be customary in the marketing of equity securities; PROVIDED; HOWEVEr; that the GSC Investors or the Investors (as the case may be) shall cause the managing underwriters or placement agents of any Subject Securities to give such executives reasonable advance notice concerning the scheduling of any such presentation or call;

     (u) furnish to the GSC Investors or the Investors (as the case may be) and the underwriters, if any, a reasonable number of copies of (i) in the case of a U.S. Filing, the Registration Statement or U.S. Prospectus contemplated hereby and (ii) in the case of a Canadian Filing, the Canadian Prospectus, or other such documents as the GSC Investors or the Investors (as the case may be) or the underwriters, if any, may reasonably request in order to facilitate the public offering of the Subject Securities; and

     (v) take all other steps necessary or advisable to (i) in the case of a U.S. Filing, effect the registration, offering and sale of the Subject Securities covered by the Registration Statement or U.S. Prospectus contemplated hereby and (ii) in the case of a Canadian Filing, effect the granting of a final receipt for a final Canadian Prospectus, offering and sale of the Subject Securities covered by the Canadian Prospectus contemplated hereby.

     Moore may require the GSC Investors or the Investors (as the case may be) to furnish to Moore such information regarding the GSC Investors or the Investors (as the case may be) and the distribution of such securities as is required to be disclosed in (i) in the case of a U.S. Filing, the Registration Statement or (ii) in the case of a Canadian Filing, the Canadian Prospectus, as the case may be.

     The GSC Investors or the Investors (as the case may be) agrees by acquisition of such Subject Securities that, upon receipt of any notice from Moore of the happening of any event of the kind described in Section 4(e)(5) hereof, the GSC Investors or the Investors (as the case may be) will forthwith discontinue disposition of Subject Securities pursuant to the Registration Statement until the GSC Investors' or the Investors' (as the case may be) receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 4(n) hereof, or until it is advised in writing by Moore that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by Moore, the GSC Investors or the Investors (as the case may be) will deliver to Moore (at Moore's expense) all copies, other than permanent file copies then in the GSC Investors' or the Investors' (as the case may be) possession, of the Prospectus covering such Subject Securities current at the time of receipt of such notice; PROVIDED, that nothing in this paragraph shall prohibit or restrict the GSC Investors or the Investors (as the case may be) from effecting sales or transfers otherwise than under a Registration Statement or Canadian Prospectus. In the event Moore shall give any such notice, the time periods mentioned in Section 2(c) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the GSC Investors or the Investors (as the case may be) either receives the copies of the supplemented or amended Prospectus contemplated by Section 4(n) hereof or is advised in writing by Moore that the use of the Prospectus may be resumed.

5. REGISTRATION EXPENSES.

     (a) All expenses incident to Moore's performance of, or compliance with, this Agreement, including without limitation:

          (1) all registration and filing fees (including with respect to filings required to be made with the New York Stock Exchange or The Toronto Stock Exchange or other national securities exchange);

          (2) (i) in the case of a U.S. Filing, fees and expenses of compliance with securities or blue sky laws of or within the United States of America (including fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Subject Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or the GSC Investors may designate) or (ii) in the case of a Canadian Filing, fees and expenses of compliance with Canadian Securities Laws (including fees and disbursements of counsel for the underwriters or selling holders in connection with the obtaining of receipts for the Canadian Prospectus and determination of the eligibility for investment of the Subject Securities under the laws of all Canadian provinces);

          (3)  printing,  messenger,   telephone,  delivery,   distribution  and
     reproduction expenses;

          (4) fees and disbursements of counsel for Moore and all of the fees and disbursements of counsel for the GSC Investors and all other Investors seeking registration (selected by the GSC Investors with respect to any Demand Filing and also selected by the GSC Investors with respect to any Piggyback Filing, unless the GSC Investors are not seeking registration in such Piggyback Filing, in which case such counsel shall be selected by such other Investors holding a majority of the Subject Securities seeking registration), including, without limitation, the expenses of any opinions required by or incident to such performance, and fees and disbursements for other advisors for the GSC Investors;

          (5) fees and disbursements of all independent certified public accountants of Moore (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

          (6) fees and disbursements of underwriters customarily paid by the issuers or sellers of securities (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Subject Securities or legal expenses of any person other than Moore and the GSC Investors);

          (7) fees and expenses of other Persons, including experts, retained by Moore; and

          (8) all out-of-pocket expenses and disbursements arising out of or related to any marketing efforts undertaken pursuant to Section 4(t) of this Agreement.

All such expenses (being herein called "REGISTRATION EXPENSES") will be borne by Moore (to the extent permitted by applicable law), regardless whether (i) in the case of a U.S. Filing, the Registration Statement becomes effective or (ii) in the case of a Canadian Filing, a receipt is issued for the Canadian Prospectus.

     To the extent that any Registration Expenses are incurred, assumed or paid by the Investors or any underwriter, Moore shall reimburse such Person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a written request therefor, which shall specify in reasonable detail the nature and amount of the Registration Expenses.

     Moore will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual or special audit, rating agency fees, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by Moore are then listed and the fees and expenses of any Person, including special experts, retained by Moore.

     (b) In connection with each (i) in the case of a U.S. Filing, Registration Statement and (ii) in the case of a Canadian Filing, Canadian Prospectus, required hereunder, (A) Moore shall not be responsible for the payment of any transfer taxes relating to the sale or disposition of the Subject Securities by the Investors or for any underwriting discounts and commissions attributable to the sale of Subject Securities by or on behalf of the Investors and (B) Moore (to the extent permitted by applicable law) will reimburse the Investors and the holders of the Subject Securities being registered pursuant to a Demand Filing or Piggy-Back Registration, as applicable, for the reasonable fees and disbursements of not more than one counsel chosen by the holders of a majority of the Subject Securities for whose benefit such Registration Statement or Prospectus is being filed.

6. INDEMNIFICATION.


     (a) INDEMNIFICATION BY MOORE. In the event of any registration of securities of Moore under the Securities Act or obtaining a receipt for any Canadian Prospectus, Moore shall indemnify and hold harmless (i) in the case of any registration or prospectus qualification of Subject Securities hereunder, each Investor, its Affiliates and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Subject Securities, and each of the respective officers, directors, partners, shareholders, employees, agents or other representatives of such Investor and its Affiliates, and (ii) in the case of any registration statement or Canadian Prospectus of Moore, each Investor, its directors and officers and each Person who controls or is controlled by each Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an "INDEMNIFIED PERSON") from and against any and all losses, claims, damages or, liabilities and expenses whatsoever ("LOSSES"), joint or several, to which such Indemnified Person may become subject under the Securities Act, Canadian Securities Laws or otherwise, insofar as such losses, claims, damages, liabilities and expenses whatsoever (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any (x) in the case of a U.S. Filing, Registration Statement under which such Subject Securities are to be registered under the Securities Act, or any U.S. Prospectus contained therein or any amendment or supplement thereto, and (y) in the case of a Canadian Filing, a Canadian Prospectus under which a receipt or receipts may be obtained under applicable Canadian Securities Laws, or any amendment or supplement thereto, or
(B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus in the light of the circumstances under which they were made) not misleading, and Moore hereby agrees to reimburse such Indemnified Person for any legal fees or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED; HOWEVER, that Moore shall not be liable to any such Indemnified Person in any such case to the extent; but only to the extent that (I) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement and/or Canadian Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to Moore by such Indemnified Person expressly for use therein (II) the foregoing indemnity with respect to any untrue statement contained in or omitted from a Registration Statement and/or a Canadian Prospectus shall not inure to the benefit of any party (or any person controlling such party) who is obligated to deliver a prospectus in transactions in a security as to which a Registration Statement has been filed pursuant to the Securities Act and from whom the person asserting any such Losses purchased any of the Subject Securities to the extent that such Losses resulted from such party having sold Subject Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Registration Prospectus or a Canadian Prospectus, as amended or supplemented, and (1) the Company shall have previously and timely furnished sufficient copies of the Registration Statement or a Canadian Prospectus, as so amended or supplemented, to such party in accordance with this Agreement and (2) the Registration Statement or a Canadian Prospectus, as so amended or supplemented, would have corrected such untrue statement or omission of a material fact.

     (b) INDEMNIFICATION BY THE INVESTORS AND ANY UNDERWRITERS. Each Investor and each other holder of Subject Securities agrees, as a consequence of the inclusion of any of such Investor's or such other holder's Subject Securities in such (i) in the case of a U.S. Filing, Registration Statement or (ii) in the case of a Canadian Filing, Canadian Prospectus, and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Subject Securities shall agree, as a consequence of facilitating such disposition of Subject Securities, severally and not jointly, to (A) indemnify and hold harmless Moore, its directors, officers who sign the registration statement and each person, if any, who controls or is controlled by Moore within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses whatsoever to which Moore or such other persons may become subject, under the Securities Act, Canadian Securities Laws or otherwise, insofar as such losses, claims, damages, liabilities and expenses whatsoever (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such (x) in the case of a U.S. Filing, Registration Statement or U.S. Prospectus, or any amendment or supplement, and (y) in the case of a Canadian Filing, Canadian Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Moore by such Investor or such underwriter, selling agent or other securities professional expressly for use therein, and (B) reimburse Moore for any legal or other expenses reasonably incurred by Moore in connection with investigating or defending any such action or claim as such expenses are incurred, subject to the other limitations of this Section 6, including, without limitation, the limitations under Section 6(e) hereof.

     (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6 unless the indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) CONTRIBUTION. If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties'
relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Investors or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Investors, any other holder of Subject Securities and any underwriters, selling agents or other securities professionals in this Section 6(d) to contribute shall be several (in proportion to the percentage of Subject Securities registered or underwritten, as the case may be, by them) and not joint.

     (e) Notwithstanding any other provision of this Section 6, in no event will either (i) any Investor or any other holder of Subject Securities selling such securities pursuant to a Registration Statement or Canadian Prospectus hereunder be liable to any Person under this Section 6 or otherwise with respect to any registration or prospectus qualification hereunder for any amounts in excess of the dollar amount of the net proceeds to be received by such Investor from the sale of its Subject Securities (after deducting any discounts and commissions applicable thereto, but before deducting any expenses) pursuant to any (A) in the case of a U.S. Filing, Registration Statement and (B) in the case of a Canadian Filing, Canadian Prospectus, under which such Subject Securities are to be registered under the Securities Act or Canadian Securities Laws, as the case may be, or (ii) any underwriter, selling agent or other securities professional be liable to any Person hereunder for any amounts in excess of the discount, commission or other compensation payable to such underwriter, selling agent or other securities professional with respect to the Subject Securities underwritten by it and distributed to the public.

     (f) The obligations of Moore under this Section 6 shall be in addition to any liability which Moore may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 6 shall be in addition to any liability which such Indemnified Person may otherwise have to Moore. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to an indemnified party at law or in equity.

7. RULE 144.


     Moore covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Moore is not required to file such reports, it will, upon the request of the GSC Investors or CLGI make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as the GSC Investors or CLGI may reasonably request, all to the extent required from time to time to enable the GSC Investors and CLGI to sell Subject Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC, including providing any legal opinions. Upon the request of the GSC Investors or CLGI, Moore will deliver to the GSC Investors or CLGI, as the case may be, a written statement as to whether it has complied with such information and requirements.

8. APPROVAL FOR LISTING.

     Promptly after the date hereof and after any subsequent increase in the number of Subject Securities, Moore shall take all necessary action to cause all of the Subject Securities to be approved for listing, subject to official notice of issuance, on, at the election of the GSC Investors or such holder of Subject Securities, either the New York Stock Exchange or The Toronto Stock Exchange, as the case may be, or other securities exchange or dealer quotation system on which the Common Shares may then be listed or authorized for quotation.

9. TERM OF REGISTRATION RIGHTS.

     The rights of the GSC Investors and any other holder of Subject Securities with respect to the registration rights granted pursuant to this Agreement shall remain in effect, subject to the terms hereof, so long as there are Subject Securities or securities which are convertible or exchangeable for Subject Securities issued and outstanding.

10. FURTHER AGREEMENTS.

     (a) Moore will not file any registration statement under the Securities Act or file a Canadian Prospectus under Canadian Securities Laws unless it shall first have given to the GSC Investors and any other holder of Subject Securities for so long as the GSC Investors or such other holder owns beneficially (as such term is defined in the Exchange Act or Canadian Securities Laws, as the case may
be) 6.6% or more of the Common Shares of Moore at the time outstanding or is otherwise deemed to be a control person under the Securities Act or Canadian Securities Law, at least 10 days' prior written notice thereof and, if so requested by the GSC Investors or such other holder within 10 days after such notice, the GSC Investors and such other holder shall have the right, at any time when, in the reasonable judgment of the GSC Investors or such other holder, the GSC Investors or such holder is or might be deemed a controlling person of Moore within the meaning of the Securities Act or Canadian Securities Laws, (i) to participate in the preparation and filing of each such registration statement or prospectus to the extent provided in Section 4 hereof; (ii) to receive the documents and notices specified in Section 4 hereof and to make the requests specified in Section 4 hereof; (iii) to receive signed copies of the documents specified in Section 4 hereof addressed to the GSC Investors and such other holder; and (iv) to require Moore to pay the fees and disbursements of counsel to the GSC Investors and such other holder which assists in such participation. If any such registration statement or prospectus refers to the GSC Investors or such other holder by name or otherwise as the holder of any securities of Moore, then the GSC Investors and such other holder shall have the right (in addition to any other rights it may have under this Agreement) to require, in the event that such reference to the GSC Investors or such other holder, by name or otherwise is not required by the Securities Act or Canadian Securities Laws or any rules and regulations promulgated thereunder, the deletion of the references to the GSC Investors and such other holder.

11. MISCELLANEOUS.

     (a) REMEDIES. The GSC Investors and any other holder of Subject Securities, in addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Moore agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) REGISTRATION RIGHTS OF OTHER PERSONS. As of the date hereof, Moore has not granted to any Person the right to request a registration of securities of Moore under the Securities Act and/or Canadian Securities Laws or the right to be included as a selling stockholder in connection with any registration of Subject Securities, other than the Existing Registration Rights Agreement. Moore may grant to any Person other than the GSC Investors the right to request a registration of securities of Moore under the Securities Act and/or Canadian Securities Laws or the right to be included as a selling stockholder in connection with any registration of Subject Securities; PROVIDED, HOWEVER, that the granting of any such rights shall not conflict with or otherwise alter any rights granted to the GSC Investors hereunder; and PROVIDED, FURTHER, that this Agreement shall be amended to provide the GSC Investors and each of the holders of Subject Securities with the benefit of any term in such agreement that is more favorable than a term herein. The rights granted to the GSC Investors hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of Moore's securities under any other agreements.

     (c) ADJUSTMENTS AFFECTING SUBJECT SECURITIES. Moore will not take any action, or permit any change to occur, with respect to the Subject Securities which would (i) adversely affect the ability of the GSC Investors or any other holder of Subject Securities to include such Subject Securities in a registration undertaken pursuant to this Agreement or (ii) adversely affect the marketability of such Subject Securities in any such registration.

     (d) AMENDMENTS AND WAIVERS. This Agreement, including this Section 11(d), may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed by Moore and the GSC Investors and each other holder of Subject Securities. Each holder of Subject Securities outstanding at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment, waiver or consent effected pursuant to this Section 11(d), whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Subject Securities or is delivered to such holder.

     (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                  Notices to the Corporation shall be addressed as follows:

                  Moore Corporation Limited
                  c/o Moore Executive Office
                  One Canterbury Green
                  Stamford, CT 06901
                  Attn.:  Chief Financial Officer
                  Fax:  (203) 406-3855

     Notices to the GSC Investors shall be addressed as set forth on SCHEDULE A. with a copy to:

                  Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                  551 Fifth Avenue
                  New York, NY 10176
                  Attn.:  Mitchell S. Ames
                  Fax:  (212) 697-6686

                  Notices to CLGI shall be addressed as follows:

                  Chancery Lane/GSC Investors, L.P.
                   c/o MIC Investors, Inc.
                  c/o Mark Angelson
                  876 Park Avenue
                  New York, NY 10021

with a copy to:

                  Sullivan & Cromwell
                  125 Broad Street
                  New York, NY 10004
                  Attn.:  Robert W. Downes
                  Fax:  (212) 558-3588

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     (f) PARTIES IN INTEREST; BENEFITS OF REGISTRATION RIGHTS. The parties to this Agreement intend that the GSC Investors, CLGI and their successors and permitted assigns holding Subject Securities, including, without limitation, any current or former partner of CLGI (or, in the case of any current or former partner of CLGI that is itself a partnership, any partner of that partnership holding Subject Securities), shall be entitled to receive the benefits of this Agreement and that each such Person shall be bound by the terms and provisions of this Agreement by reason of its election with respect to the Subject Securities which are included in a Registration Statement or Canadian Prospectus filed pursuant to the terms of this Agreement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. In the event that any transferee or distributee of any Investor shall acquire Subject Securities, in any manner permitted by the Debenture Purchase Agreement or the Conversion Inducement Agreement, whether by gift, bequest, purchase, operation of law or otherwise, the Investor and such transferee or distributee may, without any further writing or action of any kind, in the case of any transferee or distributee of the GSC Investors, jointly as to any Demand Filing Statement or any Underwritten Takedown Request, and in the case of any transferee or distributee of any Investor, including the GSC Investors, severally as to any Piggyback Filing, exercise the piggyback registration rights hereunder in such manner and in such proportion as to any Demand Filing
Statement as set forth in Section 3(a) and, if any such transferee or distributee of the GSC Investors or any other Investor exercises such registration rights, such transferee or distributee shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.

     (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

     (j) CURRENCY. Unless otherwise specified, all references to currency herein are to lawful money of the United States of America.

     (k) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     (l) SURVIVAL. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the GSC Investors or any other holder of Subject Securities, any director or officer of the GSC Investors or any other holder of Subject Securities, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Subject Securities by the GSC Investors or any other holder of Subject Securities.

     (m) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein, other than the Existing Registration Rights Agreement. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by Moore with respect to the Subject Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, other than the Existing Registration Rights Agreement.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


MOORE:                      MOORE CORPORATION LIMITED


                            By:  /s/ ROBERT B. LEWIS
                                 ------------------------------
                                 Name: Robert B. Lewis
                                 Title: Chief Financial Officer

GSC INVESTORS:              GREENWICH STREET CAPITAL PARTNERS II, L.P.

                            GSCP OFFSHORE FUND, L.P.

                            GREENWICH FUND, L.P.

                            GREENWICH STREET EMPLOYEES FUND, L.P.

                            TRV EXECUTIVE FUND, L.P.

                            By: Greenwich Street Investments II, L.L.C.,
                                its General Partner


                            By: /s/ MATTHEW KAUFMAN
                                -------------------------------
                                 Name:  Matthew Kaufman
                                 Title:  Managing Director


CLGI:                       CHANCERY LANE/GSC INVESTORS, L.P.

                            By: MIC Investors, Inc., its General Partner


                            By: /s/ MARK A. ANGELSON
                                -------------------------------
                                 Name: Mark A. Angelson
                                 Title: Secretary

                                   SCHEDULE A

                                  GSC INVESTORS

NAME                                           ADDRESS
----                                           -------

Greenwich Street Capital Partners II, L.P.     c/o Greenwich Street
                                               Investments II, L.L.C.
                                               c/o GSC Partners
                                               12 East 49th Street, Suite 3200
                                               New York, NY 10017
                                               Attn.:   Matthew Kaufman,
                                                        Managing Director
                                               Fax:     212-884-6184

GSCP Offshore Fund, L.P.                       same as above

Greenwich Fund, L.P.                           same as above

Greenwich Street Employees Fund, L.P.          same as above

TRV Executive Fund, L.P.                       same as above